Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Bill Davis
Perficient, Inc.
314-995-8822
bill.davis@perficient.com

PERFICIENT REPORTS FIRST QUARTER 2005 RESULTS

AUSTIN, Texas — May 5, 2005 — Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm in the central United States, today reported financial results for the quarter ended March 31, 2005.

Financial Highlights
For the first quarter ended March 31, 2005:

•	Revenue from services and software, net of reimbursed expenses, was up 139% to $19.1 million compared to $8.0 million during the first quarter of 2004.

•	Net income was up 140% to $1.5 million compared to $621 thousand during the first quarter of 2004.

•	Diluted earnings per share were up 50% to $0.06 compared to $0.04 per share during the first quarter of 2004.

•	Diluted cash earnings per share[1] were up 75% to $0.07 compared to $0.04 per share during the first quarter of 2004.

•	Gross margin for services revenue was 36.8% compared to 42.9% in the first quarter of 2004. Gross margin for software revenue was 16.2%, compared to 13.3% in the first quarter of 2004.

•	EBITDA[2] was up 152% to $3.0 million versus $1.2 million during the first quarter of 2004.

“Our Q1 results demonstrate we’re off to a great start for 2005,” said Jack McDonald, Perficient’s chairman and chief executive. “We achieved record services revenues, EBITDA, operating margins and earnings per share. Our project backlog, sales pipeline and market momentum have us positioned to achieve strong organic growth throughout 2005. In addition, we have a robust acquisitions pipeline and recently secured a $25 million debt facility commitment that will allow us to fund the cash portion of approximately $50 million in acquisitions this year.”

Other Q1 Highlights
Among other achievements in Q1 2005, Perficient:

— Received the IBM Americas Business Partner Leadership Award, a prestigious international award that recognizes IBM Business Partners worldwide, across all lines of business, for outstanding success in delivering solutions that leverage IBM products. Perficient was one of 15 companies worldwide to receive the 2004 IBM Business Partner Leadership Award among thousands eligible;

[1]	Diluted cash earnings per share (CEPS) is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than GAAP diluted earnings per share. CEPS measures presented may not be comparable to similarly titled measures presented by other companies. CEPS is defined as net income plus amortization of intangibles and stock compensation divided by shares used in computing diluted net income per share.

[2]	EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

— Added new customer relationships and follow-on projects with leading companies including: Bankers Life, Chicago Board of Trade, Charter Communications, Cingular, Cummins Engine, Federal Mogul, Komatsu, Owens Corning, Shell Oil, Solucient, Spark Energy and many others;

— Chairman and CEO Jack McDonald accepted an invitation to join the VARBusiness 500 Advisory Board, an exclusive, 10-member group that counsels VARBusiness magazine, the country’s leading information technology consulting trade publication, a recognition of Perficient’s growing status and influence in the information technology consulting industry; and

— Completed the integration of Zettaworks, LLC, a $16 million revenue Houston-based enterprise application integration consulting firm acquired in December 2004.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The Company expects its Q2 2005 services and software revenue, net of reimbursed expenses, to be in the range of $18.7 million to $20.1 million, comprised of $17.8 million to $18.8 million in services and Perficient-developed software revenue and $900 thousand to $1.3 million in revenue from sales of third-party software. The Company’s guidance policy on software includes software sales actually booked as of the guidance date and a software revenue forecast based on the Company’s software sales pipeline. The Q2 2005 forecast range of services revenue would represent services revenue growth of approximately 84% to 95% over the second quarter of 2004.

Conference Call Details
Perficient will host a conference call regarding first quarter 2005 financial results today at 4:30 p.m. Eastern.

WHAT: Perficient First Quarter and 2005 Results
WHEN: Thursday, February 5, 2005, at 4:30 p.m. Eastern
CONFERENCE CALL NUMBERS: 800-299-0148 (U.S. and Canada) 617.801.9711 (International)
PARTICIPANT PASSCODE: 24590210
REPLAY TIMES: Thursday, May 5, 2005, at 6:30 p.m. Eastern, through Thursday, May 12, 2005
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 98298293

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and midsize companies in the central United States. Perficient helps clients gain competitive advantage by using Internet-based technologies to make their businesses more responsive to market opportunities and threats, strengthen relationships with customers, suppliers and partners, improve productivity and reduce information technology costs. Our solutions enable our clients to operate a real-time enterprise that dynamically adapts business processes and the systems that support them to the changing demands of an increasingly global, Internet-driven and competitive marketplace. Perficient is an award-winning “Premier Level” IBM business partner, a TeamTIBCO partner and a Microsoft Gold Certified Partner. For more information about Perficient, which has more than 470 professionals in the central United States and Canada, please visit www.perficient.com. IBM is a trademark of International Business Machines Corporation in the United States, other countries, or both.

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Safe Harbor Statement
“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the Company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the Company’s growth, credit risks associated with the Company’s accounts receivable, the Company’s ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the Company’s filings with Securities and Exchange Commission, including the most recent Form 10-KSB and Form 10-QSB.

Use of Non-GAAP Financial Information
To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA and CEPS, which are adjusted from results based on GAAP to exclude certain expenses. Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA and CEPS to assist investors in analyzing Perficient’s financial position and results of operations. These non-GAAP measures are provided to enhance the users’ overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. These non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to income from operations and net income and a reconciliation of net income to adjusted net income for CEPS are included in the unaudited consolidated statements of operations attached to this release.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2004	2005
	(unaudited)
Revenue
Services	$6,663,786	$17,657,101
Software	1,330,476	1,406,856
Reimbursable expenses	378,165	660,193

Total revenue	8,372,427	19,724,150

Cost of revenue (excludes depreciation shown separately below)
Project personnel costs	3,695,143	10,920,496
Software costs	1,153,353	1,179,540
Reimbursable expenses	378,165	660,193
Other project related expenses	110,273	243,673

Total cost of revenue	5,336,934	13,003,902

Gross margin	3,035,493	6,720,248

Selling, general and administrative	1,852,671	3,734,183

EBITDA[1]	1,182,822	2,986,065

Depreciation	101,122	177,336
Amortization of intangibles	50,001	276,876

Income from operations	1,031,699	2,531,853
Interest income	98	1,663
Interest expense	(14,371)	(112,504)
Other	2,092	(1,163)

Income before income taxes	1,019,518	2,419,849
Provision for income taxes	399,000	931,546

Net income	$620,518	$1,488,303

Basic net income per share	$0.04	$0.07

Diluted net income per share	$0.04	$0.06

Shares used in computing basic net income per share	14,500,158	21,161,659

Shares used in computing diluted net income per share	17,634,229	24,804,451

Reconciliation of GAAP diluted net income per share to CEPS[2]:
Net income	$620,518	$1,488,303
Amortization of intangibles	50,001	276,876
Stock compensation	12,468	59,157
Related tax effect	(24,051)	(129,373)

Adjusted net income for CEPS	$658,936	$1,694,963

CEPS[2]	$0.04	$0.07

      1 EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

      2 Diluted cash earnings per share (CEPS) is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than GAAP diluted earnings per share. CEPS measures presented may not be comparable to similarly titled measures presented by other companies. CEPS is defined as net income plus amortization of intangibles and stock compensation divided by shares used in computing diluted net income per share.

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2004	2005
	(unaudited)
ASSETS
Current assets:
Cash	$3,905,460	$3,958,732
Accounts receivable, net	20,049,500	17,562,434
Other current assets	336,309	708,150

Total current assets	24,291,269	22,229,316
Net property and equipment	805,831	800,207
Net intangible assets	37,339,891	36,973,016
Other noncurrent assets	145,374	862,364

Total assets	$62,582,365	$60,864,903

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,927,523	$2,665,840
Current portion of long term debt	1,135,354	3,268,987
Other current liabilities	6,750,968	4,679,730
Current portion of notes payable to related parties	243,847	248,448

Total current liabilities	15,057,692	10,863,005
Long term debt, net of current portion	2,676,027	2,350,403
Accrued income taxes, net of current portion	—	—
Notes payable to related parties, net of current portion	226,279	230,548

Total liabilities	17,959,998	13,443,956

Stockholders’ equity:
Common stock	20,914	21,303
Additional paid-in capital	102,637,699	103,909,232
Deferred stock compensation	(1,656,375)	(1,597,219)
Accumulated other comprehensive loss	(57,837)	(78,637)
Accumulated deficit	(56,322,034)	(54,833,731)

Total stockholders’ equity	44,622,367	47,420,948

Total liabilities and stockholders’ equity	$62,582,365	$60,864,903